Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement

No. 333-214056

August 13, 2019

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	2.200% Senior Notes due 2024 (the “2024 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$400,000,000

Trade Date:	August 13, 2019

Settlement Date:	August 16, 2019 (T+3)

Maturity Date:	September 1, 2024

Price to Public:	99.914% of the principal amount

Benchmark Treasury:	1.750% due July 31, 2024

Benchmark Treasury Price / Yield:	100-27 3/4 / 1.568%

Spread to Benchmark Treasury:	+65 basis points

Yield to Maturity:	2.218%

Coupon (Interest Rate):	2.200%

Record Dates:	February 15 and August 15 of each year, commencing on February 15, 2020

Interest Payment Dates:	March 1 and September 1 of each year, commencing March 1, 2020

Minimum Denominations:	The 2024 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:	The 2024 Notes will be redeemable at the Company’s option at any time prior to August 1, 2024 (one month prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2024 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed that would be due from the redemption date to August 1, 2024 (one month prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 10 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2024 Notes will be redeemable at the Company’s option at any time on or after August 1, 2024 (one month prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2024 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BT2

ISIN:	US911312BT23

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

SG Americas Securities, LLC

Standard Chartered Bank

The Williams Capital Group, L.P.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Concurrent Offering:	Concurrent with the offering of the 2024 Notes, the Company is offering its 2.500% Senior Notes due 2029 and its 3.400% Senior Notes due 2049.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2024 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. toll-free at (888) 603-5847; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on August 13, 2019 relating to its prospectus dated October 11, 2016 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-214056

August 13, 2019

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	2.500% Senior Notes due 2029 (the “2029 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$400,000,000

Trade Date:	August 13, 2019

Settlement Date:	August 16, 2019 (T+3)

Maturity Date:	September 1, 2029

Price to Public:	99.691% of the principal amount

Benchmark Treasury:	1.625% due August 15, 2029

Benchmark Treasury Price / Yield:	99-14+ / 1.685%

Spread to Benchmark Treasury:	+85 basis points

Yield to Maturity:	2.535%

Coupon (Interest Rate):	2.500%

Record Dates:	February 15 and August 15 of each year, commencing on February 15, 2020

Interest Payment Dates:	March 1 and September 1 of each year, commencing March 1, 2020

Minimum Denominations:	The 2029 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:	The 2029 Notes will be redeemable at the Company’s option at any time prior to June 1, 2029 (three months prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2029 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed that would be due from the redemption date to June 1, 2029 (three months prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 15 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2029 Notes will be redeemable at the Company’s option at any time on or after June 1, 2029 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2029 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BU9

ISIN:	US911312BU95

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

SG Americas Securities, LLC

Standard Chartered Bank

The Williams Capital Group, L.P.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Concurrent Offering:	Concurrent with the offering of the 2029 Notes, the Company is offering its 2.200% Senior Notes due 2024 and its 3.400% Senior Notes due 2049.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2029 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. toll-free at (888) 603-5847; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on August 13, 2019 relating to its prospectus dated October 11, 2016 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-214056

August 13, 2019

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	3.400% Senior Notes due 2049 (the “2049 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$700,000,000

Trade Date:	August 13, 2019

Settlement Date:	August 16, 2019 (T+3)

Maturity Date:	September 1, 2049

Price to Public:	99.235% of the principal amount

Benchmark Treasury:	2.875% due May 15, 2049

Benchmark Treasury Price / Yield:	116-03 / 2.141%

Spread to Benchmark Treasury:	+130 basis points

Yield to Maturity:	3.441%

Coupon (Interest Rate):	3.400%

Record Dates:	February 15 and August 15 of each year, commencing on February 15, 2020

Interest Payment Dates:	March 1 and September 1 of each year, commencing March 1, 2020

Minimum Denominations:	The 2049 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:	The 2049 Notes will be redeemable at the Company’s option at any time prior to March 1, 2049 (six months prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2049 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2049 Notes to be redeemed that would be due from the redemption date to March 1, 2049 (six months prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 20 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2049 Notes will be redeemable at the Company’s option at any time on or after March 1, 2049 (six months prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2049 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BS4

ISIN:	US911312BS40

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC Wells Fargo Securities, LLC BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

SG Americas Securities, LLC

Standard Chartered Bank

The Williams Capital Group, L.P.

UBS Securities LLC

U.S. Bancorp Investments, Inc.

Concurrent Offering:	Concurrent with the offering of the 2049 Notes, the Company is offering its 2.200% Senior Notes due 2024 and its 2.500% Senior Notes due 2029.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2029 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. toll-free at (888) 603-5847; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on August 13, 2019 relating to its prospectus dated October 11, 2016 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.